Exhibit 21

As of December 31, 2018

        A table of subsidiaries of Qurate Retail, Inc. is set forth below, indicating as to each the state or jurisdiction of organization and the names under which such subsidiaries do business. Subsidiaries not included in the table are inactive or, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

Entity Name	Domicile
1227844 Ontario Ltd.	Ontario
Affiliate Distribution & Mktg., Inc. (fka Affiliate Sales & Marketing, Inc.)	DE
Affiliate Investment, Inc.	DE
Affiliate Relations Holdings, Inc.	DE
AMI 2, Inc.	DE
AST Sub, Inc.	DE
Ballard Designs, Inc.	GA
California Voices, LLC (fka QVC Voices, LLC)	DE
CDirect Mexico I, Inc.	DE
CDirect Mexico II, Inc.	DE
CFF Operations, LLC	DE
Cinmar, LLC	DE
Contract Décor, Inc.	DE
Cornerstone Brands, Inc.	DE
Cornerstone Shared Services, LLC (fka Cornerstone Services, Inc.)	DE
Diamonique Canada Holdings, Inc.	DE
DMS DE, Inc.	DE
ER Development International, Inc. (dba QVC International Development)	PA
ER Marks, Inc.	DE

Frontgage Marketing, Inc.	DE
Garnet Hill, Inc.	NH
GC Marks, Inc. (fka TATV, Inc.)	DE
H.O.T. Home Order Television Belgium S.A.	Belgium
H.O.T Networks Holdings (Delaware) LLC	DE
Home Shopping Espanol (Mexico) S. de R.L. de CV	Mexico
Home Shopping Espanol Servicios (Mexico) S. de R.L. de CV	Mexico
Home Shopping Network En Espanol, L.P.	DE
Home Shopping Network En Espanol, L.L.C.	DE
HSN Catalog Services, Inc.	DE
HSN Holding LLC	DE
HSN Improvments LLC	DE
HSN of Nevada LLC	DE
HSN, Inc.	DE
HSNi, LLC	DE
IC Marks, Inc.	DE
IM Experience, Inc.	PA
Influence Marketing Corp (dba QVC @ theMall)	Nova Scotia
Influence Marketing Services, Inc.	Ontario
Ingenious Designs LLC	DE
Innovative Retailing, Inc.	DE
Liberty Interactive LLC	DE
Liberty QVC Holding, LLC	DE
Liberty USA Holdings, LLC	DE
NLG Merger Corp.	DE

NSTBC, Inc.	DE
QC Marks, Inc.	DE
QDirect Ventures, Inc. (fka Qdirect, Inc.)	DE
QExhibits, Inc.	DE
QHealth, Inc.	DE
QLocal, Inc. (fka QVC Local, Inc.) (dba QVC Productions; QVC Remote Productions)	DE
QRI Cornerstone, Inc.	DE
Qurate HCF Investor, LLC	DE
Qurate Retail Group, Inc.	DE
Qurate TCF Investor, LLC	DE
QVC (Barbados) International Finance SRL LLC	Barbados
QVC Britain	UK
QVC Britain III, Inc.	DE
QVC Call Center GmbH & Co. KG	Germany
QVC Call Center Vërwaltungs-GmbH	Germany
QVC Cayman Holdings LLC	DE
QVC Cayman, Ltd.	Cayman Islands
QVC Chesapeake, Inc.	VA
QVC China Holdings Limited	Hong Kong
QVC China Licensing, Inc.(fka AI 2, Inc.)	DE
QVC China, Inc.	DE
QVC Delaware LLC (fka QVC Delaware, Inc.)	DE
QVC Deutschland GP, Inc.	DE
QVC eDistribution LLC & Co. KG (fka QVC eDistribution Inc. & Co. KG)	Germany

QVC eService LLC & Co. KG (fka QVC eService Inc. & Co. KG)	Germany
QVC France Holdings, S.à r.l. (fka QVC Brazil Holdings I, S.à r.l.)	Luxembourg
QVC France SAS	France
QVC Germany I S.à r.l. (fka QVC Germany I, Inc.; QVC Germany I LLC)	Luxembourg
QVC Germany II S.à r.l. (fka QVC Germany II, Inc.; QVC German II LLC)	Luxembourg
QVC Global DDGS, Inc.	DE
QVC Global Holdings I, Inc.	DE
QVC Global Holdings II, Inc.	DE
QVC Grundstücksverwaltungs GmbH	Germany
QVC Handel S.à r.l. & Co. KG (fka QVC International Management LLC & Co. KG; QVC Handel LLC & Co. KG)	Germany
QVC HK Holdings, LLC	DE
QVC Iberia, S.L.	Spain
QVC India, Ltd.	DE
QVC Information and Technologies (Shenzhen) Co., Ltd	China
QVC International Holdings S.à r.l.	Luxembourg
QVC International SCS (fka QVC International LLC; QVC International, Inc.; QVC International Ltd.)	Luxembourg
QVC International Management GP S.à r.l. (fka QVC International Management GP LLC)	Luxembourg
QVC Italia S.r.l.	Italy
QVC Italy Holdings, LLC	DE
QVC Japan Services, LLC (fka QVC Japan Services, Inc.)	DE
QVC Japan, Inc.	Japan
QVC Mexico II, Inc.	DE

QVC Mexico III, Inc.	DE
QVC Mexico, Inc.	DE
QVC Northeast LLC	DE
QVC of Thailand, Inc.	DE
QVC Ontario Holdings, LLC	DE
QVC Ontario, LLC	DE
QVC Poland Global Services sp. z o.o.	Poland
QVC Realty, Inc.	PA
QVC Rocky Mount, Inc.	NC
QVC RS Naples, Inc.	FL
QVC San Antonio, LLC (fka QVC San Antonio, Inc.)	TX
QVC Satellite, Inc.	Japan
QVC (Shanghai) Management Co., Ltd	China
QVC Shop International, Inc. (fka EZShop International, Inc.)	DE
QVC St. Lucie, Inc.	FL
QVC STT Holdings, LLC	DE
QVC Suisse Finance GmbH	Switzerland
QVC Suisse Holdings GmbH	Switzerland
QVC Suffolk, LLC (fka QVC Suffolk, Inc.; CVN Distribution Co., Inc.; C.O.M.B. Distribution Co.)	VA
QVC Trading (Shanghai) Co., Ltd.	China
QVC Trading (Shenzhen) Co., Ltd.	China
QVC UK (formerly QVC)	England-Wales
QVC UK Holdings Limited	England-Wales
QVC Vendor Development, Inc.	DE

QVC, Inc.	DE
QVC-QRT, Inc.	DE
RQ Holdings Corp	Nova Scotia
RS Marks, Inc.	DE
RS Mebane, Inc.	NC
RS Myrtle Beach, Inc.	SC
Savor North Carolina, Inc.	NC
Send the Trend, Inc.	DE
The Cornerstone Brands Group, Inc.	DE
The Cornerstone Holdings Group, Inc.	DE
TOBH, Inc.	DE
TSO Operations, Inc.	CA
TTA Operations, Inc.	DE
Triple Z Logistics, Inc.	DE
Ventana Television Holdings, Inc.	DE
Ventana Television, Inc.	DE
zulily Australia Pty, Ltd.	Australia
zulily Canada, Inc.	British Columbia
zulily Hong Kong Limited	Hong Kong
zulily (Shenzhen) Commercial Consulting Co., Ltd.	China
zulily Ireland Limited	Ireland
zulily UK Ltd.	UK
zulily, llc (fka Ziggy Merger Sub, LL and zulily, Inc.)	DE